Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Lianluo Smart Limited

Beijing, China

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2021, relating to the consolidated financial statements and schedules of Lianluo Smart Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Beijing, China

April 12, 2021